UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2015

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Illinois	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 15, 2015 (the “Closing Date”), Pernix Group, Inc. (“Pernix”), through its wholly owned subsidiary, Pernix Guam, LLC (“Pernix Guam”), completed the previously announced acquisition of certain assets of dck Pacific Guam, LLC (“dck pacific guam”) and dck worldwide, LLC’s (“dck worldwide”) 55% membership interest in dck-ecc Pacific Guam, LLC (the “JV”), a joint venture with Environmental Chemical Corporation , pursuant to the definitive purchase agreement (the “Agreement”) dated June 9, 2015 entered into by and among Pernix Guam, Pernix and dck pacific guam, dck worldwide, dck worldwide Holdings, Inc., and dck pacific region, LLC (collectively “dck”). The total purchase price is approximately $1.8 million, of which, approximately $1.5 million had been paid as of the Closing Date, with the payment of the remaining $0.3 million subject to the occurrence of certain conditions as set forth in the Agreement.

Pursuant to the terms of the Agreement, as of the Closing Date, Pernix Guam assumed the employment of certain employees of dck pacific guam and acquired, among other things, all vehicles, fixed assets and equipment owned by dck pacific guam, and certain leased real property, raw materials, supplies, and certain intellectual property rights.

The JV operates on the island of Guam and holds a Design-Build Multiple Award Construction Contract (the “DB-MACC”) with the United States Naval Facilities Engineering Command (“NAVFAC”). The DB-MACC serves as a pre-qualification for future work issued through NAVFAC task orders.  There are four task orders under the DB-MACC. Pursuant to the Agreement, on the Closing Date, the members of the JV executed an amended and restated operating agreement of the JV (the “Amended JV Agreement”), under which Pernix Guam’s membership interest in the JV represents a 96% interest in one DB-MACC task order called P-109 for the design and construction of an aircraft maintenance hanger on the island of Guam with a contract value of $53.6 million. In accordance with the Agreement and the Amended JV Agreement, the Pernix Guam’s interest, rights and obligations with respect to the JV are limited to the P-109 task order, and the other members of the JV retain all other interests, rights and obligations with respect to the JV. To that end, on the Closing Date, the JV entered into an agreement with dck for the completion of all remaining work on the non-P-109 task orders.  dck will fully indemnify and hold harmless Pernix Guam and its affiliates and the P-109 assets of the JV from and against any and all damages from any claim, to the extent that such claim arises as a result of or relates to any non-P109 task order. Pernix Guam and its affiliates are also indemnified through a payment and performance bond on the non-P109 task orders.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K that Pernix filed with the SEC on June 15, 2015 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

Pernix issued a press release announcing the Agreement on June 15, 2015. A copy of Pernix’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements as a result of various factors. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Important factors that could cause or contribute to such differences include but are not limited to risks associated with Pernix’s ability to consummate the transactions contemplated under the Agreement, as well as the other risks described above and in Pernix’s periodic filings with the Securities and Exchange Commission. Pernix does not undertake any duty to update these forward-looking statements after the date hereof even though Pernix’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

2.1 99.1

Purchase Agreement, dated June 9, 2015, by and among Pernix Group, LLC, Pernix Group, Inc., dck Pacific Guam, LLC, dck worldwide Holdings, Inc. and dck pacific region, LLC, incorporated by reference to Exhibit 2.1 of the Pernix Form 8-K filed June 15, 2015.

Press Release, dated June 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

	By:	/s/ Patrick J. Gainer
Patrick J. Gainer
Chief Financial Officer

Dated: June 16, 2015

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